Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q for the period ending June 30, 2015 of Azure Midstream Partners, LP (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I.J. "Chip" Berthelot II, Chief Executive Officer of Azure Midstream Partners GP, LLC, the general partner of the Partnership, and Eric T. Kalamaras, Chief Financial Officer of Azure Midstream Partners GP, LLC, the general partner of the Partnership, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	August 10, 2015	/s/ I.J. "Chip" Berthelot II
I.J. "Chip" Berthelot II
Chief Executive Officer of Azure Midstream Partners GP, LLC
(the general partner of Azure Midstream Partners, LP)

Date:	August 10, 2015	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer of Azure Midstream Partners GP, LLC
(the general partner of Azure Midstream Partners, LP)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate document. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.